Exhibit 4.3

FCSTONE GROUP EMPLOYEE STOCK OWNERSHIP PLAN

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS		1

ARTICLE II

ADMINISTRATION		12

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	12
2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY	12
2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES	13
2.4	POWERS AND DUTIES OF THE ADMINISTRATOR	13
2.5	RECORDS AND REPORTS	14
2.6	APPOINTMENT OF ADVISERS	15
2.7	INFORMATION FROM EMPLOYER	15
2.8	PAYMENT OF EXPENSES	15
2.9	MAJORITY ACTIONS	15
2.10	CLAIMS PROCEDURE	15
2.11	CLAIMS REVIEW PROCEDURE	16

ARTICLE III

ELIGIBILITY		16

3.1	CONDITIONS OF ELIGIBILITY	16
3.2	EFFECTIVE DATE OF PARTICIPATION	17
3.3	DETERMINATION OF ELIGIBILITY	17
3.4	TERMINATION OF ELIGIBILITY	18
3.5	OMISSION OF ELIGIBLE EMPLOYEE	18
3.6	INCLUSION OF INELIGIBLE EMPLOYEE	18
3.7	REHIRED EMPLOYEES AND BREAKS IN SERVICE	18

ARTICLE IV

CONTRIBUTIONS AND ALLOCATIONS		20

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTIONS	20
4.2	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION	20
4.3	ALLOCATION OF CONTRIBUTIONS, FORFEITURES AND EARNINGS	21
4.4	ACTUAL CONTRIBUTION PERCENTAGE TESTS	27
4.5	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS	28
4.6	MAXIMUM ANNUAL ADDITIONS	30
4.7	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS	33
4.8	PROHIBITED ALLOCATIONS OF COMPANY STOCK	33
4.9	DIVERSIFICATION ELECTION - DIRECTED INVESTMENT ACCOUNT	37

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4.10	QUALIFIED MILITARY SERVICE	38
4.11	ELECTIVE TRANSFERS FROM 401(K) PLAN	38
4.12	ROLLOVERS NOT PERMITTED	40

ARTICLE V

FUNDING AND INVESTMENT POLICY		41

5.1	INVESTMENT POLICY	41
5.2	APPLICATION OF CASH	42
5.3	LOANS TO THE TRUST	42

ARTICLE VI

VALUATIONS		43

6.1	VALUATION OF THE TRUST FUND	43
6.2	METHOD OF VALUATION	43

ARTICLE VII

DETERMINATION AND DISTRIBUTION OF BENEFITS		44

7.1	VESTING AND DETERMINATION OF BENEFITS UPON RETIREMENT	44
7.2	VESTING AND DETERMINATION OF BENEFITS UPON DEATH	44
7.3	VESTING AND DETERMINATION OF BENEFITS IN EVENT OF DISABILITY	46
7.4	VESTING AND DETERMINATION OF BENEFITS UPON TERMINATION	46
7.5	DISTRIBUTION OF BENEFITS	49
7.6	HOW PLAN BENEFIT WILL BE DISTRIBUTED	57
7.7	DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY	57
7.8	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	58
7.9	SALE OF COMPANY STOCK AFTER DISTRIBUTION/PUT OPTION	58
7.10	NONTERMINABLE PROTECTIONS AND RIGHTS	60
7.11	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	61

ARTICLE VIII

TRUSTEE		61

8.1	BASIC RESPONSIBILITIES OF THE TRUSTEE	61
8.2	INVESTMENT POWERS AND DUTIES OF THE TRUSTEE	61
8.3	OTHER POWERS OF THE TRUSTEE	62
8.4	VOTING COMPANY STOCK	65
8.5	DUTIES OF THE TRUSTEE REGARDING PAYMENTS	66

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8.6	TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES	66
8.7	ANNUAL REPORT OF THE TRUSTEE	66
8.8	AUDIT	67
8.9	RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE	67
8.10	TRANSFER OF INTEREST	68
8.11	DIRECT ROLLOVER	68

ARTICLE IX

AMENDMENT, TERMINATION AND MERGERS		69

9.1	AMENDMENT	69
9.2	TERMINATION	71
9.3	MERGER OR CONSOLIDATION	71

ARTICLE X

TOP HEAVY		71

10.1	TOP HEAVY PLAN REQUIREMENTS	71
10.2	DETERMINATION OF TOP HEAVY STATUS	71

ARTICLE XI

MISCELLANEOUS		75

11.1	PARTICIPANT’S RIGHTS	75
11.2	ALIENATION	75
11.3	CONSTRUCTION OF PLAN	75
11.4	GENDER AND NUMBER	76
11.5	LEGAL ACTION	76
11.6	PROHIBITION AGAINST DIVERSION OF FUNDS	76
11.7	EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE	77
11.8	INSURER’S PROTECTIVE CLAUSE	77
11.9	RECEIPT AND RELEASE FOR PAYMENTS	77
11.10	ACTION BY THE EMPLOYER	77
11.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	77
11.12	HEADINGS	78
11.13	APPROVAL BY INTERNAL REVENUE SERVICE	78
11.14	UNIFORMITY	78
11.15	SECURITIES AND EXCHANGE COMMISSION APPROVAL	79

ARTICLE XII

PARTICIPATING EMPLOYERS		79

12.1	ADOPTION BY OTHER EMPLOYERS	79
12.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS	79
12.3	DESIGNATION OF AGENT	79
12.4	EMPLOYEE TRANSFERS	79

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12.5	PARTICIPATING EMPLOYER CONTRIBUTIONS	80
12.6	AMENDMENT	80
12.7	DISCONTINUANCE OF PARTICIPATION	80
12.8	ADMINISTRATOR’S AUTHORITY	80

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FCSTONE GROUP EMPLOYEE STOCK OWNERSHIP PLAN

THIS AGREEMENT, hereby made and entered into as of the 1st day of June 2005, by and between FCSTONE GROUP, INC (hereinafter referred to as the “Employer”) and GOLD TRUST COMPANY (hereinafter referred to as the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Employer desires to establish an employee stock ownership plan so as to enable its Eligible Employees to acquire a proprietary interest in the capital stock of the Employer in recognition of the contribution made to its successful operation by its employees; and

WHEREAS, contributions to the Plan will be made by the Employer and such contributions made to the Plan’s trust will, over the life of the Plan, be invested primarily in the capital stock of the Employer; and

WHEREAS, certain Participants in the Plan may also be given the right to transfer assets to this Plan from the 401(k) Plan maintained by their Participating Employer, to be thereafter invested in this Plan primarily in the capital stock of the Employer.

NOW, THEREFORE, BE IT RESOLVED that, effective as of the 1st day of June, 2005, (hereinafter called the “Effective Date”), the Employer hereby establishes an employee stock ownership plan and creates this trust (which plan and trust are sometimes hereinafter referred to as the “Plan”) for the exclusive benefit of its eligible employees.

ARTICLE I

DEFINITIONS

1.1 “Account” means any account that is maintained under this Plan for a Participant or Former Participant.

1.2 “Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.3 “Administrator” means the person, entity or committee designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

1.4 “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

1.5 “Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of such Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 10.2.

1.6 “Anniversary Date” means the last day of the Plan Year.

1.7 “Beneficiary” means the person (or entity) to whom the share of a deceased Participant’s total account is payable, as designated pursuant to Section 7.2, subject to the restrictions of Sections 7.2 and 7.5.

1.8 “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.9 “Company Stock” means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) that is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term “Company Stock” means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be “Company Stock” if such stock is convertible at any time into stock that constitutes “Company Stock” hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, (1) pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence, and (2) payments which are treated for federal income tax purposes as a dividend, such as, for example, a negotiated Company Stock purchase from one Participant by the Company, shall not be a “dividend right” for purposes of the foregoing, where all shareholders owning the class of stock involved do not have a right to such payment.

1.10 “Company Stock Account” means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund, contributed to the Trust Fund or transferred to the Trust Fund from another qualified retirement plan maintained by the Employer.

1.11 “Compensation” with respect to any Participant means such Participant’s wages (within the meaning of Section 3401(a) of the Code) and all other payments of compensation from his Employer for the Plan Year (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6041(d) and 6051(a)(3) of the Code (the Box for “Wages, Tips, and Other Compensation” on Form W-2), plus any amount that is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code, but excluding (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, lump sum severance pay benefits, and periodic severance pay benefits.

Compensation shall only include compensation that is actually paid to the Participant during the Plan Year. Notwithstanding the foregoing, for a Participant’s initial year of participation, Compensation shall be recognized as of such Employee’s effective date of participation pursuant to Section 3.2.

Compensation in excess of $200,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

If any class of Employees is excluded from the Plan, then Compensation for any Employee who becomes eligible or ceases to be eligible to participate during a Plan Year shall only include Compensation while the Employee is an Eligible Employee.

1.12 “Contract” or “Policy” means any life insurance policy, retirement income policy or annuity policy (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

1.13 “Current Obligations” means Trust obligations arising from extension of credit to the Trust and payable in cash within (1) year from the date an Employer contribution is due.

1.14 “Discretionary Contributions” means the Employer Non-Elective Contributions as described in Section 4.1(b) in such amount, if any, as determined by the Employer in its discretion with respect to any Plan Year.

1.15 “Early Retirement Date” means the date (a) when a Participant has completed at least five (5) Years of Service and attained the age of sixty-two (62) or older; (b) when a Participant has completed at least ten (10) Years of Service, has attained the age of fifty-five (55) or older and has qualified for early retirement under a defined benefit plan maintained by the Employer; or (c) when the sum of the Participant’s attained age and Years of Service shall be equal to or greater than eighty-five (85) and the Participant qualifies for early retirement under a defined benefit plan maintained by the Employer. A Participant shall become fully Vested upon his Early Retirement Date if still employed by the Employer or an Affiliated Employer on such date. A Former Participant who separates from service and who thereafter reaches his Early Retirement Date (under the conditions described above) shall be entitled to receive benefits under this Plan as of his Early Retirement Date.

1.16 “Elective Deferral Contribution” means an elective deferral contribution made to the 401(k) plan.

1.17 “Eligible Employee” means any employee of the Employer or a Participating Employer.

Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in this Plan.

Employees who are classified by their Participating Employer as “Local Service Employees” shall not be eligible to participate in the Plan.

Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties will not be eligible to participate in this Plan unless such agreement expressly provides for coverage in this Plan.

Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be eligible to participate in this Plan.

Employees of Affiliated Employers shall not be eligible to participate in this Plan unless, with the Company’s approval, such Affiliated Employers have specifically adopted this Plan in writing.

Any individual performing services for the Employer, or an Affiliated Employer, pursuant to an agreement with a third party leasing, staffing or other organization or any other individual not paid directly by the Employer, but instead paid by a third party, shall not be eligible to participate in this Plan.

Any independent contractor, and any person whom the Employer treats as an independent contractor, shall not be eligible to participate in this Plan.

All persons described above as being ineligible to participate are not eligible to participate in the Plan, even if such persons are retroactively re-classified as an Employee by any court, the Internal Revenue Service, or any other federal, state or administrative agency, even if such persons otherwise meet the eligibility provisions contained in this Plan but for these exclusions.

1.18 “Employment Commencement Date” shall mean the first day that an Eligible Employee is entitled to be credited with an Hour of Service for the performance of duties.

1.19 “Employer” means FCSTONE GROUP, INC. and any successor that shall maintain this Plan. The Employer is a corporation with principal offices in the State of Iowa. In addition, where appropriate, the term Employer shall include any Participating Employer (as defined in Section 12.1) that shall adopt this Plan.

1.20 “Employer Contribution” means all contributions made by the Employer to the Plan.

1.21 “Employer Discretionary Contribution Account” means the account established for each Participant for purposes of reflecting the Participant’s share of Discretionary Contributions under the Plan.

1.22 “Employer Non-Elective Contribution” means an Employer Contribution to the Plan that does not constitute an elective deferral contribution under Section 401(k) of the Code.

1.23 “ESOP” means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation Section 54.4975-11.

1.24 “ESOP Account” means the account of a Participant that is credited with Matching Contributions, Discretionary Contributions, if any, and Forfeitures under this Plan.

1.25 “Exempt Loan” means a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations, Section 54.4975-7(b) of the Treasury Regulations and Section 5.3 hereof.

1.26 “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee and the Administrator.

1.27 “Fiscal Year” means the Employer’s accounting year of 12 months commencing on September 1 of each year and ending the following August 31.

1.28 “Forfeiture” means that portion of a Participant’s Account that is not Vested, and which shall be forfeited on the earlier of:

(a) the distribution of the entire Vested portion of the Account of a Former Participant who has severed employment with the Employer. For purposes of this provision, if the Former Participant has a Vested benefit of zero, then such Former Participant shall be deemed to have received a distribution of such Vested benefit as of the year in which the severance of employment occurs, or

(b) the last day of the Plan Year in which a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.

Furthermore, the term “Forfeiture” shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

1.29 “Former Participant” means a person who has been a Participant, but who has ceased to be employed by the Employer or any Participating Employer.

1.30 “401(k) Plan” means the Restated Thrift/Profit Sharing Plan for Cooperatives, as adopted by the Employer or any Participating Employer, or any 401(k) plan adopted by the Employer or any Participating Employer as a transferee thereof or a successor thereto.

1.31 “401(k) Plan Transfer Account” means the account of a Participant in this Plan that is credited with amounts transferred to this Plan from the 401(k) Plan in accordance with Section 4.11.

1.32 “415 Compensation” with respect to any Participant means such Participant’s wages for the Plan Year within the meaning of Code Section 3401(a) (for the purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

For purposes of this Section, the determination of “415 Compensation” shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4) and 457.

1.33 “Highly Compensated Employee” means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

(a) was a “five percent owner” as defined in Section 1.36(c) at any time during the “determination year” or the “look-back year”; or

(b) for the “look-back year” had “415 Compensation” from the Employer in excess of $95,000. The $95,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The “determination year” means the Plan Year for which testing is being performed, and the “look back year” means the immediately preceding twelve (12) month period.

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year.”

1.34 “Highly Compensated Former Employee” means a former Employee who had a separation year prior to the “determination year” and was a Highly Compensated Employee in the year of Separation from Service or in any “determination year” after attaining age 55. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a “Highly Compensated Former Employee” shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

1.35 “Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.

1.36 “Hour of Service” means, for purposes of eligibility for participation, vesting, and benefit accrual (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

1.37 “Income” means the income or losses allocable to Participant’s Accounts, which amount shall be allocated in the same manner as income or losses are allocated pursuant to Article IV.

1.38 “Investment Manager” means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

1.39 “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that contains the determination date was an officer of the Employer having “415 Compensation” greater than $130,000 (as adjusted under Code Section 416(i)(1)) for any such Plan Year, a five percent owner of the Employer, or a one percent owner of the Employer having “415 Compensation” of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability thereunder.

For purposes of this Section, the determination of “415 Compensation” shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

1.40 “Late Retirement Date” means a Participant’s actual Retirement Date following his Normal Retirement Date.

1.41 “Leased Employee” means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization that are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

(a) if such employee is covered by a money purchase pension plan providing:

(1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3);

(2) immediate participation;

(3) full and immediate vesting; and

(b) if Leased Employees do not constitute more than 20% of the recipient Employer’s nonhighly compensated work force.

1.42 “Matching Contributions” means the Employer Contributions described in Section 4.1(a).

1.43 “Matching Contributions Account” means the account established for each Participant for purposes of reflecting the Participant’s allocation, if any, of Matching Contributions and Forfeitures which are intended to serve as a match for the Participant’s Elective Deferral Contributions to the 401(k) Plan as more fully described in Sections 4.1(a) and 4.3 (l).

1.44 “Months of Service” shall mean each full calendar month during which an Employee has been continuously employed by the Employer or an affiliated Employer.

1.45 “Non-Highly Compensated Participant” means any Participant who is not a Highly Compensated Employee.

1.46 “Non-Key Employee” means any Employee or former Employee (and such Employee’s or former Employee’s Beneficiaries) who is not, and has never been, a Key Employee.

1.47 “Normal Retirement Date” means the Participant’s sixty-fifth (65th) birthday. A Participant shall become fully Vested in the Participant’s Account upon his Normal Retirement Date.

1.48 “1-Year Break in Service” means, for purposes of eligibility for participation and vesting, the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.” Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

“Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a

1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.

1.49 “Other Investments Account” means the account of a Participant which is credited with such Participant’s share of the net gain (or loss) of the Plan, Forfeitures and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock transferred from the Accounts of Terminated Participants pursuant to Section 7.6(c).

1.50 “Participant” means any Eligible Employee who participates in the Plan, including any individual who maintains a 401(k) Plan Transfer Account.

1.51 “Participant’s Account” means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust. Each Participant’s Account shall consist of a Discretionary Contribution Account, Matching Contribution Account, 401(k) Plan Transfer Account, and such other accounts as may be deemed by the Administrator to be necessary or advisable in connection with the Plan.

1.52 “Participating Employer” means an Employer that, with the consent of the Employer, has specifically adopted this Plan in writing.

1.53 “Participation Date” means the first day of each calendar month.

1.54 “Plan” means this instrument, including all amendments thereto.

1.55 “Plan Year” means the Plan’s accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31. The first Plan Year of the Plan shall be a short Plan Year, beginning on the Effective Date and ending on December 31, 2005.

1.56 “Regulations” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

1.57 “Retired Participant” means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

1.58 “Retirement Date” means the date as of which a Participant voluntarily terminates employment for reasons other than Total and Permanent Disability, on or after his Early Retirement Date, or on or after his Normal Retirement Date (see Section 7.1).

1.59 “Separation from Service” means an event after which the Employee no longer has an employment relationship with the Employer maintaining this Plan, or with an Affiliated Employer.

1.60 “Suspense Account” refers, as the context requires, to the Unallocated Company Stock Suspense Account or to any Code Section 415 suspense account.

1.61 “Terminated Participant” means a person who has been a Participant, but has experienced a separation from service on account of an event other than by death, Total and Permanent Disability or on or after the Participant’s Retirement Date.

1.62 “Top Heavy Plan” means a plan described in Section 10.2(a).

1.63 “Top Heavy Plan Year” means a Plan Year during which the Plan is a Top Heavy Plan.

1.64 “Total and Permanent Disability” shall mean a disability within the meaning of 42 U.S.C. § 423(d) or its successor, which arose after the original date of employment of the Participant. A Participant shall be considered to have a Total and Permanent Disability or to be Totally and Permanently Disabled for this purpose only if the Social Security Administration concludes in a written determination that the Participant is so disabled and only for the period of time during which the Social Security Administration considers the Participant to be disabled.

1.65 “Trustee” means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

1.66 “Trust Fund” means the assets of the Plan and Trust, as the same shall exist from time to time.

1.67 “Unallocated Company Stock Suspense Account” means an account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants’ Company Stock Accounts.

1.68 “Valuation Date” means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participant’s accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, are open for business.

1.69 “Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.70 “Year of Service” means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

The computation period shall be the Plan Year if not otherwise set forth herein. For vesting purposes, the computation period shall be the Plan Year.

For purposes of calculating a Participant’s Years of Service, periods of service with any Affiliated Employer and periods of service with the Employer or any Affiliated Employer prior to the Effective Date shall be recognized.

Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c).

ARTICLE II

ADMINISTRATION

2.1 POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator, including any and all members of any administrative committee, from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint legal counsel, specialists, accountants, third party administrators, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its responsibilities under this Plan. To the extent such agents or advisors are appointed by the Employer in connection with the exercise of any fiduciary responsibilities hereunder, the Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

(b) The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

(c) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

(d) The Employer will furnish Plan Fiduciaries and Participants with notices and information statements when voting rights must be exercised pursuant to Section 8.4.

2.2 DESIGNATION OF ADMINISTRATIVE AUTHORITY

The Employer may appoint any one or more persons, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer, or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor. Where more than one person is appointed, they shall be considered an administrative committee, and such committee shall serve as the Administrator. If the Employer has not appointed an Administrator or an administrative committee, or if the appointed Administrator has resigned or been removed so as to otherwise leave the Plan without an Administrator, the Employer shall be the Administrator.

2.3 ALLOCATION AND DELEGATION OF RESPONSIBILITIES

If more than one person is appointed as Administrator (i.e., an administrative committee), they shall act by a majority and the responsibilities of each member of the committee may be specified by the Employer, including the power to sign on their behalf, and accepted in writing by each member of the committee. In the event that no such delegation is made by the Employer, the members of the committee may allocate their responsibilities among themselves, in which event the members of the committee shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each member of the committee, including the authority to sign documents on behalf of this Plan. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate member of the committee until such time as the Employer or the administrative committee files with the Trustee a written revocation of such designation.

2.4 POWERS AND DUTIES OF THE ADMINISTRATOR

The primary responsibilities of the Administrator (or the administrative committee) shall be to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan, and to direct the Trustee with respect to certain matters as described in this Section 2.4 or in Article VIII. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish its duties under this Plan.

The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

(a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

(d) to maintain all necessary records for the administration of the Plan;

(e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in a manner designed to accomplish specific objectives;

(i) to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

(j) to assist any Participant regarding the Participant’s rights, benefits, or elections available under the Plan.

(k) to establish and communicate to Participants a procedure for allowing each Participant to direct the Trustee as to the diversification of his Company Stock Account pursuant to Section 4.9(a).

(l) to establish and communicate to Participants a procedure and method to allow each Participant to vote Company Stock allocated to such Participant’s Company Stock Account pursuant to Section 8.4.

2.5 RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.6 APPOINTMENT OF ADVISERS

The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan’s investment fiduciaries and to Plan Participants.

2.7 INFORMATION FROM EMPLOYER

To enable the Administrator to perform its functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of Participants, their Hours of Service, their Years of Service, their retirement, death, disability or termination of employment, and such other pertinent facts and information as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.8 PAYMENT OF EXPENSES

All expenses of administration of the Plan may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, legal counsel, third party administrators, Investment Managers, agents (including nonfiduciary agents) and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.9 MAJORITY ACTIONS

Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.3, if there is more than one Administrator, then they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.10 CLAIMS PROCEDURE

Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.

2.11 CLAIMS REVIEW PROCEDURE

Any Participant, former Participant, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.10 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than sixty (60) days after receipt of the written notification provided for in Section 2.10. The Administrator shall then conduct a hearing within the next sixty (60) days, at which the claimant may be represented by an attorney or any other representative of such claimant’s choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim. At the hearing (or prior thereto upon five (5) business days written notice to the Administrator) the claimant or the claimant’s representative shall have an opportunity to review all documents in the possession of the Administrator, which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. The Administrator shall make a final decision as to the allowance of the claim within sixty (60) days of receipt of the appeal (unless there has been an extension of sixty (60) days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the sixty (60) day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE III

ELIGIBILITY

3.1 CONDITIONS OF ELIGIBILITY

Any Eligible Employee who (a) has completed four months of employment with the Employer or an Affiliated Employer, (b) has attained the age of 21 and (c) is anticipated to be credited with at least one thousand (1,000) Hours of Service during his first twelve (12) months of employment and/or in any Plan Year shall be eligible to receive Matching Contributions in accordance with Sections 4.1(a) and 4.3, and Discretionary Contributions, if any, in accordance with Sections 4.1(b) and 4.3. For purposes hereof, months of employment prior to January 1, 2006, including months of service prior to the Effective Date, shall be taken into account. This first paragraph of Section 3.1 shall be effective with respect to Discretionary Contributions as of the Effective Date and shall be effective with respect to Matching Contributions for Plan Years beginning after December 31, 2005.

When applicable in determining whether an Eligible Employee, as of any Participation Date, has satisfied the conditions of eligibility described in the preceding paragraph, the Administrator shall review the determinations made as of the previous Participation Date insofar as “anticipating” whether Eligible Employees would be credited with at least one thousand (1,000) Hours of Service during the twelve (12) month period commencing with his employment or reemployment date (whichever is applicable) and/or in any Plan Year. Any Eligible Employees who were not eligible to become Participants because it was “anticipated” that they would not be credited with at least one thousand (1,000) Hours of Service but who nonetheless were credited with at least one thousand (1,000) Hours of Service during any such period, shall be eligible to become Participants, effective retroactively to the Participation Date when they should have been eligible to become Participants (hence, the “eligibility computation period,” for the purposes of this Plan, is an Eligible Employee’s first twelve (12) months of employment and any Plan Year, including the Plan Year which begins during such twelve (12) months of employment). Any Eligible Employees who did become Participants because it was anticipated that they would be credited with at least one thousand (1,000) Hours of Service during an eligibility computation period but who were not credited with at least one thousand (1,000) Hours of Service during any such period shall nonetheless remain active Participants in the Plan.

3.2 EFFECTIVE DATE OF PARTICIPATION

An Eligible Employee shall become a Participant effective as of the Participation Date coinciding with or next following the date on which such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment).

If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise have become a Participant, shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise become a Participant, shall go from a classification of an Eligible Employee to a noneligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee. However, if such Employee incurs a 1-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.7.

3.3 DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.11.

3.4 TERMINATION OF ELIGIBILITY

In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Year of Service completed while a noneligible Employee, until such time as the Participant’s Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant’s interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5 OMISSION OF ELIGIBLE EMPLOYEE

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, then the Employer shall make a subsequent contribution, if necessary after the application of Section 4.4(l), so that the omitted Employee receives a total amount which the Employee would have received (including both Employer contributions and earnings thereon) had the Employee not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6 INCLUSION OF INELIGIBLE EMPLOYEE

If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall be entitled to recover the contribution made with respect to the ineligible person provided the error is discovered within twelve (12) months of the date on which it was made. Otherwise, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

3.7 REHIRED EMPLOYEES AND BREAKS IN SERVICE

(a) If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer before a 1-Year Break in Service occurs, the Former Participant shall become a Participant as of the reemployment date.

(b) If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to the 1-Year Break in Service subject to the following rules:

(1) In the case of a Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Years of Service before a period of 1-Year Break in Service will not be taken into account if the number of consecutive

1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service.

(2) A Former Participant who has not had Years of Service before a 1-Year Break in Service disregarded pursuant to (1) above, shall participate in the Plan as of the date of reemployment.

(c) After a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, the Vested portion of said Former Participant’s Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:

(1) one account for nonforfeitable benefits attributable to pre-break service; and

(2) one account representing the Participant’s Employer derived account balance in the Plan attributable to post-break service.

(d) If any Participant becomes a Former Participant due to severance of employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount, which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year, such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

If a non-Vested Former Participant was deemed to have received a distribution and such Former Participant is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, then such Participant will be deemed to have repaid the deemed distribution as of the date of reemployment.

ARTICLE IV

CONTRIBUTIONS AND ALLOCATIONS

4.1 FORMULA FOR DETERMINING EMPLOYER CONTRIBUTIONS

For each Plan Year beginning after December 31, 2005, the Employer shall contribute to the Plan as follows:

(a) With respect to each Participant who makes an Elective Deferral Contribution to the 401(k) Plan for such Plan Year, a Matching Contribution which, after taking into account any and all Forfeitures allocable to such Participant’s Matching Contributions Account for the Plan Year, shall result in the Participant receiving an allocation to his or her Matching Contributions Account of Matching Contributions and Forfeitures in an amount equal to fifty percent (50%) of such Participant’s “Eligible Elective Deferral Contribution” to the 401(k) Plan for such Plan Year. For purposes hereof, a Participant’s “Eligible Elective Deferral Contribution” to the 401(k) Plan shall be the amount of such Participant’s Elective Deferral Contribution to the 401(k) Plan which is not in excess of the lesser of (i) the limitation on elective deferral contributions imposed by Section 402(g) of the Code, or (ii) eight percent (8%) of such Participant’s Compensation (as such Compensation is limited pursuant to section 401(a)(17) of the Code). All Matching Contributions made hereunder shall be deemed to be Employer Non-Elective Contributions.

(b) A Discretionary Contribution, if any, as shall be determined by the Employer which contribution, if any, shall be deemed to be an Employer Non-Elective Contribution.

(c) Additionally, to the extent necessary, the Employer shall contribute to the Plan such amount, if any, as may be necessary in order to provide any required top heavy minimum contribution.

Employer Contributions under this Section shall not be limited to Plan Years in which the Employer has current or accumulated net profit.

4.2 TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

Employer Contributions will be paid in cash, Company Stock or other property as the Employer may from time to time determine. Company Stock and other property will be valued at their then fair market value. The Employer shall pay to the Trustee its contribution to the Plan each Plan Year within the time prescribed by law, including extensions of time, for filing of the Employer federal income tax return for the Fiscal Year. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution. Notwithstanding anything herein to the contrary, the Employer will make its contributions to the Plan within the time prescribed by the Code or applicable Treasury regulations.

4.3 ALLOCATION OF CONTRIBUTIONS, FORFEITURES AND EARNINGS

(a) The Administrator shall establish and maintain an Account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

(b) The Employer or its delegate shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer Contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator (i) shall allocate Matching Contributions to each Participant’s Matching Contributions Account in accordance with Section 4.1(a) hereof, and (ii) shall allocate Discretionary Contributions, if any, to each Participant’s Employer Discretionary Contribution Account in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all Participants for such year.

(c) Except as otherwise provided in this Section, only Participants who are actively employed on the last day of the Plan Year shall be eligible to share in the allocation of Matching Contributions and Discretionary Contributions, if any, for the Plan Year.

(d) The Company Stock Account of each Participant shall be credited as of each Anniversary Date with Forfeitures of Company Stock and with the Participant’s allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Stock dividends on Company Stock held in a Participant’s Company Stock Account shall be credited to his or her Company Stock Account when paid.

(e) Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall only be allocated to each Participant’s Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in this Section. Company Stock acquired with the proceeds of an Exempt Loan shall be an asset of the Trust Fund and, prior to release, shall be maintained in the Unallocated Company Stock Suspense Account.

(f) Any cash dividend on Company Stock held in a Participant’s Company Stock Account shall, in the sole discretion of the Administrator, either be credited to the Participant’s Other Investments Account as of the date paid or be used to repay an Exempt Loan; provided, however, that when such cash dividends are used to repay an Exempt Loan, Company Stock with a fair market value not less than the amount of cash dividends which would have been allocated to such Participant’s Other Investments Account for the year shall, upon release from the Unallocated Company Stock Suspense Account, be allocated to the Participant’s Company Stock Account. To the extent such dividends are not used to repay an Exempt Loan and are, instead, credited to a Participant’s Other

Investments Account as of the date paid, then Participants (or their Beneficiaries, as applicable) shall have the right, with respect to their allocable share of such dividend, to elect to receive a distribution thereof in cash or to have such amount reinvested in Company Stock. If a Participant (or Beneficiary) elects to receive a distribution thereof in cash, then such amount shall be distributed from the Plan no later than ninety (90) days after the close of the Plan Year in which such dividend was paid.

(g) Cash dividends which are paid with respect to shares of Company Stock held in the Unallocated Company Stock Suspense Account may, in the discretion of the Administrator, be used to repay an Exempt Loan or may be allocated as of any Valuation Date to Participants’ Other Investments Accounts, pro rata in accordance with the relative size of such Accounts. To the extent cash dividends that are paid with respect to shares of Company Stock held in the Unallocated Company Stock Suspense Account are used to repay an Exempt Loan, a corresponding number of shares shall be released from the Suspense Account in accordance with Section 4.3(k).

(h) In the event the Trustee shall sell or otherwise dispose of Company Stock allocated to a Participant’s Company Stock Account, then any income, gain or loss realized with respect to the disposition of such Company Stock shall be allocated as of such time as Trust Fund income, gain or loss to each Participant pro rata in accordance with such Participant’s Company Stock Account. In the event the Trustee shall sell or otherwise dispose of Company Stock held in the Unallocated Company Stock Suspense Account, then any income, gain or loss realized with respect to the disposition of such Company Stock, shall be treated as Trust Fund income, gain or loss, and, after the application of such proceeds to the repayment of any Exempt Loan(s), any remaining amounts shall be allocated to each Participant’s Other Investments Account pro rata in accordance with the relative size of such Participant’s Accounts in the Plan.

(i) As of each Valuation Date, before allocation of Employer Contributions for the entire Plan Year and before the allocation of Forfeitures, any earnings or losses of the Trust Fund (including net appreciation or net depreciation), but excluding dividends paid with respect to Company Stock, shall be allocated in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts (other than each Participant’s Company Stock Account) bear to the total of all Participants’ and Former Participants’ nonsegregated accounts (other than each Participant’s Company Stock Account) as of such date.

Earnings and losses do not include the interest paid under any installment contract for the purchase of Company Stock by the Trust Fund or on any loan used by the Trust Fund to purchase Company Stock.

(j) Participants’ Accounts shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends and proceeds received on insurance contracts.

(k) All Company Stock acquired by the Plan with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered. Generally, at the direction of the Administrator, for each Plan Year during the duration of the loan, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years.

For purposes of making such calculations, the number of future years under the loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. Alternatively, if the Administrator so directs, for each Plan Year during the duration of the loan, the number of shares of Company Stock released may be determined solely with reference to principal payments, but such method shall only be available if (i) the loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years; (ii) interest included in any payment will be disregarded only to the extent it would be determined to be interest under standard loan amortization tables; and (iii) this method shall not be applicable from the time that, by reason of a renewal, extension or renewal period, the extension period and the duration of a new Exempt Loan exceeds ten (10) years.

Except as may be otherwise provided in this Section 4.3, as of each Anniversary Date, the Plan must consistently allocate to each Participant’s Account, in the same manner as Employer Contributions pursuant to Article IV are allocated, non-monetary units (shares and fractional shares of Company Stock) representing each Participant’s interest in Company Stock withdrawn from the Unallocated Company Stock Suspense Account. Such non-monetary units shall be allocated first to provide Matching Contributions as described in Section 4.1(a) based on the fair market value of the shares released from the Unallocated Company Stock Suspense Account as of such Anniversary Date and then to provide any Discretionary Contributions as described in Section 4.1(b) or any required top heavy minimum contributions.

(l) On or before each Anniversary Date, any amounts which became Forfeitures since the last Anniversary Date may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 3.7(d), be used to satisfy any contribution that may be required pursuant to Section 3.5 and/or 7.8, or used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, shall be allocated each Plan Year first, pro rata, among Participants who are eligible to receive an allocation of Matching Contributions for such Plan Year as if such Forfeitures were Matching Contributions, and thereafter, pro rata, among Participants who are eligible to share in the allocation of Discretionary Contributions for such Plan Year in the same proportion that each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.

Provided, however, that in the event the allocation of Forfeitures as provided herein shall cause the “annual addition” (as defined in Section 4.6) to any Participant’s Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.7.

(m) For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions and Forfeitures as provided above, shall receive the minimum allocation provided for in Section 4.3(o) if eligible pursuant to the provisions of Section 4.3(q).

(n) Notwithstanding the provisions of Section 4.3(c), Participants who are not actively employed on the last day of the Plan Year due to (i) retirement after their Early Retirement Date or Normal Retirement Date, (ii) Total and Permanent Disability or (iii) death, shall share in the allocation of Matching Contributions, Discretionary Contributions, if any, and Forfeitures for such Plan Year as otherwise described herein.

(o) Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer Contributions and Forfeitures allocated to the Participant’s Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee’s “415 Compensation” (reduced by contributions and Forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions and Forfeitures allocated to the Participant’s Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee’s “415 Compensation” and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions allocated to the Participant’s Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant’s Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, Matching Contributions needed to satisfy the “Actual Contribution Percentage” tests pursuant to Section 4.4 shall not be taken into account.

However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

(p) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions and Forfeitures allocated on behalf of such Key Employee divided by the “415 Compensation” for such Key Employee.

(q) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant’s Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

(r) For the purposes of this Section, “415 Compensation” in excess of $200,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year, the “415 Compensation” limit shall be an amount equal to the “415 Compensation” limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

(s) Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

(t) Notwithstanding anything to the contrary, if this is a Plan that would otherwise fail to meet the requirements of Code Section 410(b)(1)(B) and the Regulations thereunder because Employer contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

(1) The group of Participants eligible to share in the Employer’s contribution and Forfeitures for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who have not separated from service prior to the last day of the Plan Year beginning with the includible Nonhighly Compensated Employee who has the earliest date of original employment with the Employer and continuing to suspend the accrual requirements in ascending order for each includible Nonhighly Compensated Employee, from the earliest to the latest original employment date with the Employer, until the Plan satisfies the Coverage Test for the Plan Year.

(2) If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer’s contribution and Forfeitures for the Plan Year shall be further expanded to include the minimum number of Participants who have separated from service prior to the last day of the Plan Year as are necessary to satisfy the applicable test, beginning with the includible Nonhighly Compensated Employee who has the earliest Separation from Service date during the Plan Year, and continuing to suspend in ascending order the accrual requirements for each includible Nonhighly Compensated Employee who incurred a later Separation from Service, from the earliest to the latest Separation from Service date, until the Plan satisfies the Coverage Test for the Plan Year.

(3) Nothing in this Section shall permit the reduction of a Participant’s accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

(4) Notwithstanding the foregoing, if the portion of the Plan which is not a Code Section 401(k) plan would fail to satisfy Code Section 410(b) if the coverage tests were applied by treating those Participants whose only allocation would otherwise be provided under the top heavy formula as if they were not currently benefiting under the Plan, then, for purposes of this Section 4.3(t), such Participants shall be treated as not benefiting and shall therefore be eligible to be included in the expanded class of Participants who will share in the allocation provided under the Plan’s non-top heavy formula.

4.4 ACTUAL CONTRIBUTION PERCENTAGE TESTS

(a) The “Actual Contribution Percentage” for the Highly Compensated Participant group shall not exceed the greater of:

(1) 125 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used under the 401(k) Plan to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group); or

(2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used under the 401(k) Plan to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group), or such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used under the 401(k) Plan to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group) plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals under the 401(k) Plan or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive Matching Contributions under this Plan or under any plan maintained by the Employer or an Affiliated Employer shall have a combination of Elective Contributions and Employer Matching Contributions reduced pursuant to Regulation 1.401(m)-2 and Section 4.5(a). The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

Notwithstanding the above, if the prior year testing method is used for the first Plan Year of this Plan, the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group shall be determined for such Plan Year.

(b) For the purposes of this Section and Section 4.5, “Actual Contribution Percentage” for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used under the 401(k) Plan to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group), the average of the ratios (calculated separately for each Participant in each group and rounded to the nearest one-hundredth of one percent) of:

(1) the sum of Employer Matching Contributions made pursuant to Section 4.1(a) on behalf of each such Participant for such Plan Year; to

(2) the Participant’s “414(s) Compensation” for such Plan Year.

(c) For purposes of determining the “Actual Contribution Percentage,” only Employer Matching Contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer Matching Contributions pursuant to Section 4.1(a) allocated to their Accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer Matching Contributions subject to Regulation 1.401(m)-1(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

(d) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), this Plan may not be combined with any other plan except as may be allowed under the Code or Regulations.

(e) For purposes of Sections 4.4(a) and 4.5, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer Matching Contributions (whether or not a deferral election was made or suspended) allocated to the Participant’s Account for the Plan Year.

(f) For the purpose of this Section, when calculating the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group, the prior year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

(g) Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.5 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation 1.401(k)-1(g)(11). Furthermore, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

4.5 ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

(a) In the event (or if it is anticipated) that the “Actual Contribution Percentage” for the Highly Compensated Participant group exceeds (or might exceed) the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group pursuant to Section 4.4(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest dollar amount of contributions determined pursuant to Section 4.4(b)(1), the Vested portion of such contributions (and Income allocable to such contributions) and, if forfeitable, forfeit such non-Vested Excess Aggregate Contributions attributable to Employer Matching Contributions (and Income allocable to such forfeitures) until the total amount of Excess Aggregate Contributions has been distributed, or until the Participant’s remaining amount equals the amount of contributions determined pursuant to Section 4.4(b)(1) of the Highly Compensated Participant having the second largest dollar amount of contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.

If the correction of Excess Aggregate Contributions attributable to Employer Matching Contributions is not in proportion to the Vested and non-Vested portion of such contributions, then the Vested portion of the Participant’s Account attributable to Employer Matching Contributions after the correction shall be subject to Section 7.5(q).

(b) Any distribution and/or forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income). Any such forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.3. However, no such forfeiture may be allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this Section.

(c) Excess Aggregate Contributions, including forfeited Matching Contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

Forfeited Matching Contributions that are reallocated to Participants’ Accounts for the Plan Year in which the forfeiture occurs shall be treated as an “annual addition” pursuant to Section 4.6(b) for the Participants to whose Accounts they are reallocated and for the Participants from whose Accounts they are forfeited.

(d) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as after-tax voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.

(e) If during a Plan Year the projected aggregate amount of Employer Matching Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.4(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.5(a) each affected Highly Compensated Participant’s projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.4(a).

(f) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of each Non-Highly Compensated Participant in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.4(a). Such contribution shall be allocated to the Accounts of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensation for the Plan Year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such Plan Year. A separate accounting of any such special Qualified Non-Elective Contribution shall be maintained in the Participant’s Account.

Notwithstanding the above, at the Employer’s discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the “Actual Contribution Percentage” test under the current year testing method for the prior year testing year shall be disregarded.

(g) Any Excess Aggregate Contributions (and Income) which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

4.6 MAXIMUM ANNUAL ADDITIONS

(a) Notwithstanding the foregoing, the maximum “annual additions” credited to a Participant’s Accounts for any “limitation year” shall equal the lesser of: (1) $40,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) one hundred percent (100%) of the Participant’s “415 Compensation” for such “limitation year.” If the Employer contribution that would otherwise be contributed or allocated to the Participant’s accounts would cause the “annual additions” for the “limitation year” to exceed the maximum “annual additions,” the amount contributed or allocated will be reduced so that the “annual additions” for the “limitation year” will equal the maximum “annual additions,” and any amount in excess of the maximum “annual additions,” which would have been allocated to such Participant may be allocated to other Participants. For any short “limitation year,” the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short “limitation year” and the denominator of which is twelve (12).

(b) For purposes of applying the limitations of Code Section 415, “annual additions” means the sum credited to a Participant’s accounts for any “limitation year” of (1) Employer contributions, (2) Employee contributions, (3) Forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the “415 Compensation” percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after Separation from Service which is otherwise treated as an “annual addition,” or (2) any amount otherwise treated as an “annual addition” under Code Section 415(l)(1).

(c) For purposes of applying the limitations of Code Section 415, the following are not “annual additions”: (1) the transfer of funds from one qualified plan to another, (2) the allocation of dividends, S corporation distributions or sales proceeds attributable to Company Stock, and (3) if the Employer is a regular “C” corporation and no more than one-third of the Employer contributions for the year are allocated to Highly Compensated Participants, Forfeitures of Company Stock purchased with the proceeds of an Exempt Loan and Employer contributions applied to the payment of interest on an Exempt Loan. In addition, the following are not Employee contributions for the purposes of Section 4.6(b): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

(d) For purposes of applying the limitations of Code Section 415, the “limitation year” shall be the Plan Year.

(e) For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer or a Participating Employer (“Related Defined Contribution Plans”) shall be treated as one defined contribution plan.

(f) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

(g) For purposes of this Section, if this plan is a Code Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.

(h) (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum “annual additions” under this Plan shall equal the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited to such Participant’s accounts during the “limitation year.”

(2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, “annual additions” will be credited to the Participant’s accounts under the defined contribution plan subject to Code Section 412 prior to crediting “annual additions” to the Participant’s accounts under the defined contribution plan not subject to Code Section 412.

(3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum “annual additions” under this Plan shall equal the product of (A) the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the “annual additions” which would be credited to such Participant’s accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such “annual additions” for all plans described in this subparagraph.

(i) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

(j) Notwithstanding anything contained in this Section to the contrary, to the extent a Participant’s annual additions exceed the limitations of this Section, these limitations shall first be applied to reduce the Participant’s annual additions under a Related Defined Contribution Plan before being applied to reduce the annual additions credited to a Participant’s Accounts under this Plan.

4.7 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

(a) If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant’s Compensation, or other facts and circumstances to which Regulation Section 1.415-6(b)(6) shall be applicable, the “annual additions” under this Plan would cause the maximum “annual additions” to be exceeded for any Participant, the “excess amount” will be disposed of in one of the following manners, as uniformly determined by the Administrator for all Participants similarly situated.

(1) If the Participant is covered by the Plan at the end of the “limitation year, the “excess amount” will be used to reduce the Employer contribution (including allocation of any Forfeitures) for such Participant in the next “limitation year” and each succeeding “limitation year” if necessary;

(2) If, after the application of subparagraph (1) above, an “excess amount” still exists, and the Participant is not covered by the Plan at the end of the “limitation year,” the “excess amount” will be held unallocated in a “Section 415 suspense account.” The “Section 415 suspense account” will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next “limitation year,” and each succeeding “limitation year” if necessary;

(3) If a “Section 415 suspense account” is in existence at any time during the “limitation year” pursuant to this Section, it will not participate in the allocation of investment gains and losses of the Trust Fund. If a “Section 415 suspense account” is in existence at any time during a particular “limitation year,” all amounts in the “Section 415 suspense account” must be allocated and reallocated to Participants’ accounts before any Employer contributions or any Employee contributions may be made to the Plan for that “limitation year.” “Excess amounts” may not be distributed to Participants or Former Participants.

(b) For purposes of this Article, “excess amount” for any Participant for a “limitation year” shall mean the excess, if any, of (1) the “annual additions” which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum “annual additions” determined pursuant to the preceding Section.

(c) For purposes of this Section, “Section 415 suspense account” shall mean an unallocated account equal to the sum of “excess amounts” for all Participants in the Plan during the “limitation year.”

4.8 PROHIBITED ALLOCATIONS OF COMPANY STOCK

(A) If the Employer is an S corporation:

(a) No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock in an S corporation may, during a “nonallocation year,” accrue (or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a)) for the benefit of any “disqualified person.”

(b) For purposes of this Section:

(1) The term “nonallocation year” means any Plan Year if, at any time during such Plan Year,

(i) the Plan holds Company Stock consisting of stock in an S corporation, and

(ii) “disqualified persons” own at least fifty percent (50%) of the number of shares of stock in the S corporation.

(2) Attribution rules. For purposes of subsection (b)(1),

(i) the rules of Code Section 318(a) shall apply for purposes of determining ownership, except that:

(A)	in applying paragraph (1) thereof, the members of an individual’s family shall include members of the family described in subsection (c)(4), and

(B)	paragraph (4) thereof shall not apply.

(ii) Deemed-owned shares. Notwithstanding the employee trust exception in Code Section 318(a)(2)(B)(i), an individual shall be treated as owning “deemed-owned shares” of the individual.

Solely for purposes of applying subsection (c)(5), this subsection (b)(2) shall be applied after the attribution rules of subsection (c)(5) have been applied.

(c) For purposes of this Section:

(1) The term “disqualified person” means any person if,

(i) the aggregate number of “deemed-owned shares” of such person and the members of such person’s family is at least twenty percent (20%) of the number of “deemed-owned shares” of stock in the S corporation, or

(ii) in the case of a person not described in subsection (c)(1)(i), the number of “deemed-owned shares” of such person is at least ten percent (10%) of the number of “deemed-owned shares” of stock in such corporation.

(2) Treatment of family members. In the case of a “disqualified person,” any member of such person’s family with “deemed-owned shares” shall be treated as a “disqualified person” if not otherwise treated as a “disqualified person” under subsection (c)(1).

(3) Deemed-owned shares:

(i) The term “deemed-owned shares” means, with respect to any person,

(A)	the stock in the S corporation constituting Company Stock which is allocated to such person, and

(B)	such person’s share of the stock in such corporation which is held by the Plan but which is not allocated under the Plan to Participants.

(ii) Person’s share of unallocated stock. For purposes of subsection (c)(3)(i)(B), a person’s share of unallocated S corporation stock held by the Plan is the amount of the unallocated stock that would be allocated to such person if the unallocated stock were allocated to all Participants in the same proportions as the most recent stock allocation under the Plan.

(4) Member of family. For purposes of this subsection (c), the term member of the family means, with respect to any individual,

(i) the spouse of the individual,

(ii) an ancestor or lineal descendent of the individual or the individual’s spouse,

(iii) a brother or sister of the individual or the individual’s spouse and any lineal descendent of the brother or sister, and

(iv) the spouse of any individual described in subsection (c)(4)(ii) or (iii).

A spouse of an individual who is legally separated from such individual under a degree of divorce or separate maintenance shall not be treated as such individual’s spouse for purposes of this subsection (c)(4).

(5) Treatment of synthetic equity. For purposes of subsections (b) and (c), in the case of a person who owns “synthetic equity” in the S corporation, except to the extent provided in Regulations, the shares of stock in such corporation on which such “synthetic equity” is based shall be treated as outstanding stock in such corporation and “deemed-owned shares” of such person if such treatment of “synthetic equity” of one (1) or more such persons results in,

(i) the treatment of any person as a “disqualified person,” or

(ii) the treatment of any year as a “nonallocation year.”

For purposes of this subsection (c)(5), “synthetic equity” shall be treated as owned by a person in the same manner as stock is treated as owned by a person under the rules of paragraphs (2) and (3) of Code Section 318(a). If, without regard to this subsection (c)(5), a person is treated as a “disqualified person” or a year is treated as a “nonallocation year,” this subsection (c)(5) shall not be construed to result in the person or year not being so treated. The term “synthetic equity” means, any stock option, warrant, restricted stock, deferred insurance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S corporation in the future. Except to the extent provided in Regulations, “synthetic equity” also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value.

(B) If the Employer is a C corporation:

(a) No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a):

(1) during the “Nonallocation Period,” for the benefit of

(i) any taxpayer who makes an election under Code Section 1042(a) with respect to Company Stock,

(ii) any individual who is related to the taxpayer (within the meaning of Code Section 267(b)), or

(2) for the benefit of any other person who owns (after application of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of

(i) any class of outstanding stock of the Employer or Affiliated Employer which issued such Company Stock, or

(ii) the total value of any class of outstanding stock of the Employer or Affiliated Employer.

(b) Except, however, subparagraph (a)(1)(ii) above shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the “Nonallocation Period” does not exceed more than five (5) percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 is applied.

(c) A person shall be treated as failing to meet the stock ownership limitation under paragraph (a)(2) above if such person fails such limitation:

(1) at any time during the one (1) year period ending on the date of sale of Company Stock to the Plan, or

(2) on the date as of which Company Stock is allocated to Participants in the Plan.

(d) For purposes of this Section, “Nonallocation Period” means the period beginning on the date of the sale of the Company Stock and ending on the later of:

(1) the date which is ten (10) years after the date of sale, or the date of the Plan allocation attributable to the final payment of the Exempt Loan incurred in connection with such sale.

4.9 DIVERSIFICATION ELECTION - DIRECTED INVESTMENT ACCOUNT

(a) Each “Qualified Participant” may elect in writing within ninety (90) days after the close of each Plan Year during the “Qualified Election Period” to diversify the investment of up to 25 percent of the total number of shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to such “Qualified Participant’s” Company Stock Account (reduced by the number of shares of Company Stock previously diversified pursuant to a prior election). In the case of the election year in which the last diversification election can be made by the Participant, the preceding sentence shall be applied by substituting “50 percent” for “25 percent.” If the “Qualified Participant” elects to diversify the investment of the Participant’s Company Stock Account, such election shall be effective no later than 180 days after the close of the Plan Year to which such direction applies.

In order to effectuate a diversification election with respect to a Participant’s Company Stock Account, the “Qualified Participant” may elect to have the relevant portion of his Company Stock Account converted into cash and transferred to any qualified defined contribution plan maintained by the Employer which permits such a transfer and which provides the Participant the ability to choose to invest the transferred amount among at least three distinct investment options, or, if no such plan exists, the “Qualified Participant” may elect a distribution in cash of the relevant portion of the Participant’s Company Stock Account within ninety (90) days after the last day of the period during which the election can be made.

Notwithstanding the above, if the fair market value (determined pursuant to Section 6.1 at the Plan Valuation Date immediately preceding the first day on which a “Qualified Participant” is eligible to make an election) of Company Stock acquired by or contributed to the Plan and allocated to a “Qualified Participant’s” Company Stock Account is $500 or less, then such Company Stock shall not be subject to this paragraph. For purposes of determining whether the fair market value exceeds $500, Company Stock held in accounts of all employee stock ownership plans (as defined in Code Section 4975(e)(7)) and tax credit employee stock ownership plans (as defined in Code Section 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the Plan.

(b) For the purposes of this Section the following definitions shall apply:

(1) “Qualified Participant” means any Participant or Former Participant who has completed ten (10) Years of Service as a Participant and has attained age 55.

(2) “Qualified Election Period” means the six (6) Plan Year period beginning with the first Plan Year in which the Participant first became a “Qualified Participant.”

4.10 QUALIFIED MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code Section 414(u).

4.11 ELECTIVE TRANSFERS FROM 401(K) PLAN

(a) On or before July 31, 2005, Eligible Employees of FCStone, LLC, a wholly-owned subsidiary of FCStone Group, Inc., will be given the right to elect to transfer from the 401(k) Plan to this Plan (i) a portion of their account in the 401(k) Plan which is attributable to elective deferral contributions made to the 401(k) Plan for 401(k) Plan Years ending prior to the current 401(k) Plan Year; (ii) a portion of their account in the 401(k) Plan which is attributable to matching contributions made to the 401(k) Plan for 401(k) Plan Years ending prior to the current 401(k) Plan Year; (iii) a portion of their account in the 401(k) Plan which is attributable to rollover contributions made to the 401(k) Plan; and (iv) a portion of their account, if any, in the 401(k) Plan which is attributable to discretionary employer contributions made to the 401(k) Plan for 401(k) Plan Years ending prior to the current 401(k) Plan Year. Notwithstanding the foregoing, however, the aggregate amount which an Eligible Employee of FCStone, LLC will be allowed to transfer from the 401(k) Plan to this Plan pursuant to an elective transfer under this Section 4.11 shall be limited (x) to an amount which does not exceed one-third of the amount of such Eligible Employee’s account balance in the 401(k) Plan, including for such purposes, rollover accounts therein, but excluding from the total amount of the account balance for such purposes, the amount of any outstanding loans from the 401(k) Plan to such Eligible Employee at the time of the transfer; (y) to the extent necessary to comply with applicable provisions of federal or state securities laws, taking into account any other sales of employer securities that must be combined with transfers made under this Section 4.11 for purposes of such laws; and (z) to the extent limited by the Employer’s articles of incorporation, bylaws or other organizational documents.

(b) The Employer and the Administrator shall implement such elective transfers to this Plan from the 401(k) Plan in accordance with the following:

(1) At least thirty (30) days prior to such elective transfers, the Employer shall provide each Eligible Employee of FCStone, LLC who qualifies for such elective transfer with a set of written materials describing such Eligible Employee’s right to transfer the amounts described in subparagraph (a) above from the 401(k) Plan to this Plan, the procedures to follow in order to make such a transfer, and such information regarding the Employer and investing in Company Stock as the Employer deems necessary in order to comply with ERISA, the Code, federal and state securities laws and the Employer’s articles of incorporation, bylaws and other organizational documents.

(2) Following the Employer’s delivery of the materials described in (1) above and within the time period set by the Employer, an Eligible Employee of FCStone, LLC who wishes to transfer funds from the 401(k) Plan to this Plan must make a written transfer election on an election form to be provided by the Employer. Such Eligible Employee shall file such transfer election form with the third party recordkeeper of the 401(k) Plan, or such other party designated by the Administrator, who shall take all reasonable steps to maintain the confidentiality of all such elections until the transfer is completed but shall be permitted to furnish the trustee of the 401(k) Plan and the Trustee with such information regarding the election as is necessary in order to effectuate the transfer.

(3) If, prior to the effective date of an elective transfer under this Section 4.11, an Eligible Employee of FCStone, LLC terminates employment with FCStone, LLC, then such termination of employment shall be deemed to immediately revoke such individual’s election to transfer hereunder.

(4) To the extent practicable and consistent with applicable law, one or more of the above procedures may be carried out through the use of electronic media; provided, however, that sufficient safeguards are established to ensure that appropriate confidentiality is maintained and record retention requirements are satisfied.

(c) All transfers under this Section 4.11 shall be made in accordance with Code Section 414(l) and the Regulations thereunder. The amounts transferred from the 401(k) Plan to this Plan pursuant to an election under this Section 4.11 shall be held in the Participant’s 401(k) Plan Transfer Account in this Plan, and all such amounts in the Participant’s 401(k) Plan Transfer Account shall be fully vested and non-forfeitable at all times.

(d) No transfer under this Section 4.11 shall result in the elimination or reduction of any “Section 411(d)(6) protected benefit” as described in Section 9.1. No amounts held in a Participant’s 401(k) Plan Transfer Account which are attributable to funds transferred from his or her elective deferral account in the 401(k) Plan and shall be distributable earlier than:

(1) the Participant’s severance from employment, Total and Permanent Disability, or death;

(2) the Participant’s attainment of age 59 1/2;

(3) the termination of the Plan without the establishment or existence of a “successor plan,” as that term is described in Regulation 1.401(k)-1(d)(3);

(4) the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets; or

(5) the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary.

4.12 ROLLOVERS NOT PERMITTED

Notwithstanding the provisions of Section 4.11 hereof which allows for certain elective transfers of assets from the 401(k) Plan to this Plan, this Plan does not permit Participant rollovers from other employers’ qualified plans.

ARTICLE V

FUNDING AND INVESTMENT POLICY

5.1 INVESTMENT POLICY

(a) This Plan is designed to invest primarily in Company Stock. All purchases of Company Stock made by the Trustees, however, shall be subject to the provisions of Section 5.1(e) below.

(b) With due regard to subparagraph (a) above, the Trustee may invest funds under the Plan in other property described in the Trust, or the Trustee may hold such funds in cash or cash equivalents.

(c) The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

(d) The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, if a put option is binding upon the Employer, then at the time such put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer with respect thereto.

(e) All purchases of Company Stock shall be made at a price which, in the judgment of the Trustee, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Trustee, is not less than the fair market value thereof. Except as provided in (f) below, the valuation rules set forth in Article VI shall be applicable. The Trustee may purchase Company Stock for the Trust Fund either directly or indirectly from the Company or any shareholder of the Company, including any person deemed to be a “party in interest” within the meaning of ERISA section 3(14) or a “disqualified person” within the meaning of Code section 4975. The Trustee shall comply with all federal and state securities laws and with all applicable provisions of ERISA when purchasing Company Stock, including, if required, the condition that no more than “adequate consideration” (within the meaning of Section 3(18) of ERISA) be paid, and no commission be charged, when a purchase of Company Stock is made from a “party in interest” or a “disqualified person”.

(f) In the event an offer shall be received by the Trustee for the sale or other disposition of Company Stock owned by the Trust, whether such offer shall be in the form of cash in exchange for such Company Stock pursuant to a proposed purchase and sale, or for cash and/or other property pursuant to a proposed transfer, exchange, merger, consolidation or otherwise, the Administrator shall direct the Trustee with respect to whether or not to accept such offer and to engage in such sale or other disposition of Company Stock, provided that the consideration to be received by the Trust as a result of such sale or other disposition must be at least equal to the fair market value of such Company Stock, as determined by an independent appraiser selected by the

Trustee in its discretion so long as such stock is not readily tradable on an established securities market, as of the date of such sale or other disposition (as determined in good faith by the Administrator). The Trustee shall comply with all federal and state securities laws and with all applicable provisions of ERISA when selling or otherwise disposing of Company Stock, including, if required, the condition that no less than “adequate consideration” (within the meaning of Section 3(18) of ERISA) be received, and no commission be charged, when a sale or other disposition of Company Stock is made to or with a “party in interest” within the meaning of ERISA section 3(14) or a “disqualified person” within the meaning of Code Section 4975.

5.2 APPLICATION OF CASH

Employer contributions in cash, and any earnings on such contributions, shall first be applied to pay any Current Obligations of the Trust Fund.

5.3 LOANS TO THE TRUST

(a) The Plan may borrow money for any lawful purpose, provided the proceeds of an Exempt Loan are used within a reasonable time after receipt only for any or all of the following purposes:

(1) To acquire Company Stock.

(2) To repay such loan.

(3) To repay a prior Exempt Loan.

(b) All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans including but not limited to the following:

(1) The loan must be at a reasonable rate of interest;

(2) Any collateral pledged to the creditor by the Plan shall consist only of the Company Stock purchased with the borrowed funds;

(3) Under the terms of the loan, any pledge of Company Stock shall provide for the release of shares so pledged on a pro-rata basis pursuant to Article IV;

(4) Under the terms of the loan, the creditor shall have no recourse against the Plan except with respect to such collateral, earnings attributable to such collateral, Employer contributions (other than contributions of Company Stock) that are made to meet Current Obligations and earnings attributable to such contributions;

(5) The loan must be for a specific term and may not be payable at the demand of any person, except in the case of default;

(6) In the event of default upon an Exempt Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. If the lender is a disqualified person, an Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan;

(7) Exempt Loan payments during a Plan Year must not exceed an amount equal to: (A) the sum, over all Plan Years, of all contributions paid by the Employer to the Plan, all cash dividends paid by the Employer to the Plan and all earnings on such contributions and dividends less (B) the sum of the Exempt Loan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer contributions, cash dividends and earnings until the Exempt Loan is repaid.

(c) For purposes of this Section, the term “disqualified person” means a person who is a Fiduciary, a person providing services to the Plan, an Employer any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of stock, or an officer, director, 10% or more shareholder, or a highly compensated Employee.

ARTICLE VI

VALUATIONS

6.1 VALUATION OF THE TRUST FUND

As of each Valuation Date, the Trustee shall determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

6.2 METHOD OF VALUATION

Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a Disqualified Person (as such term is defined in Code Section 4975(e)(2)), value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a Disqualified Person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradeable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(1).

ARTICLE VII

DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1 VESTING AND DETERMINATION OF BENEFITS UPON RETIREMENT

Every Participant may terminate his employment with the Employer and retire for the purposes hereof on or after his Early Retirement Date or Normal Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Article IV, shall continue until his Late Retirement Date. If elected, distribution of the Participant’s Account shall commence not later than one (1) year after the close of the Plan Year which includes the Participant’s Retirement Date and shall be made in accordance with the provisions of Sections 7.5 and 7.6.

7.2 VESTING AND DETERMINATION OF BENEFITS UPON DEATH

(a) Upon the death of a Participant before the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Account shall become fully Vested. If elected, distribution of the Participant’s Account shall commence not later than one (1) year after the close of the Plan Year in which such Participant’s death occurs. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute the value of the deceased Participant’s accounts to the Participant’s Beneficiary.

(b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant’s Beneficiary.

(c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.

(d) Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant, if loans to Participants are permitted, shall be taken into account in determining the amount of the death benefit.

(e) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant’s spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:

(1) the spouse has waived the right to be the Participant’s Beneficiary, or

(2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order” as defined in Code Section 414(p) which provides otherwise), or

(3) the Participant has no spouse, or

(4) the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant’s spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

(f) In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant’s death, the death benefit will be paid in the following order of priority to:

(1) the Participant’s surviving spouse;

(2) the Participant’s children, including adopted children, per stirpes;

(3) the Participant’s surviving parents in equal shares; or

(4) the Participant’s estate.

If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary’s designated Beneficiary, determined under the provisions of this Article as if the Beneficiary were the Participant. If the Beneficiary does not designate a Beneficiary, then the death benefit will be paid to the Beneficiary’s estate.

(g) Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant’s designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.

(h) Any consent by the Participant’s spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

7.3 VESTING AND DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

In the event of a Participant’s Total and Permanent Disability prior to the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Account shall become fully Vested. In the event of a Participant’s Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 7.5 and 7.6, shall direct the distribution to such Participant of all Vested amounts credited to such Participant’s Account. If such Participant elects, distribution shall commence not later than one (1) year after the close of the Plan Year in which such Total and Permanent Disability occurs.

7.4 VESTING AND DETERMINATION OF BENEFITS UPON TERMINATION

(a) If a Participant’s employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement after reaching his Early Retirement Date or Normal Retirement Date, such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 7.4.

If a portion of a Participant’s Account is forfeited, Company Stock allocated to the Participant’s Company Stock Account must be forfeited only after the Participant’s Other Investments Account has been depleted. If an interest in more than one class of Company Stock has been allocated to a Participant’s Account, the Participant must be treated as forfeiting the same proportion of each such class.

If the Company is a C corporation (or if the Company is an S corporation, to the extent allowable by law), distributions to a Participant with a Vested account balance in excess of $1,000 shall not include the value of any Company Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which such loan is repaid in full.

Except as otherwise provided herein, unless the Participant elects a later date, distribution of the funds due to a Terminated Participant shall commence as soon as reasonably practicable during the Plan Year which immediately follows the fifth Plan Year after the Plan Year during which the Participant terminates employment for any reason other than death, Total and Permanent Disability or retirement after the Participant’s Early Retirement Date or Normal Retirement Date, unless the Participant is reemployed by the Employer before such year.

Notwithstanding the foregoing, if a Participant elects, distribution of any amounts in a Participant’s 401(k) Plan Transfer Account shall commence on or before the close of the Plan Year which immediately follows the Plan Year in which the Participant terminated his or her employment.

Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

If the value of a Terminated Participant’s Vested benefit derived from Employer contributions does not exceed $1,000, then the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum as soon as administratively practicable following the close of the Plan Year in which the Terminated Participant separates from service. For purposes of determining whether the value of a Participant’s benefit exceeds $1,000 under this subsection 7.4(a) and subsection 7.5(c), a Participant’s benefit shall include rollover contributions (and earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

For purposes of this Section 7.4, if the value of a Terminated Participant’s Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

(b) Except as otherwise described in Section 4.11(c) or Section 7.4(c), the Vested portion of any Participant’s Account shall be a percentage of the total amount credited to such Participant’s Account determined on the basis of the Participant’s number of Years of Service according to the following schedule:

Vesting Schedule

Years of Service	Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5 or more	100%

(c) Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

(d) The computation of a Participant’s nonforfeitable percentage of such Participant’s interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule then each Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant’s nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

(1) the adoption date of the amendment,

(2) the effective date of the amendment, or

(3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

(e)

(1) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

(2) If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received, or was deemed to have received, a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such Former Participant. In the event the Former Participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date coinciding with or preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited accounts provided, however, that if a Discretionary Contribution is made for such year pursuant to Section 4.1(b), such contribution shall first be applied to restore any such accounts and the remainder shall be allocated in accordance with Section 4.3.

(3) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, periods of service shall include periods of service prior to his 1-Year Break in Service subject to the following rules:

(i) If a Former Participant has a 1-Year Break in Service, his pre-break and post-break service shall be used for computing periods of service for vesting purposes only after he has been employed for one (1) period of service following the date of his reemployment with the Employer;

(ii) Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break periods of service;

(iii) After five (5) consecutive 1-Year Breaks in Service, a Former Participant’s Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

(iv) If a Former Participant is reemployed by the Employer, he shall participate in the Plan immediately on his date of reemployment;

(v) If a Former Participant (a 1-Year Break in Service previously occurred, but employment had not terminated) is credited with an Hour of Service after the first eligibility computation period in which he incurs a 1-Year Break in Service, he shall participate in the Plan immediately.

7.5 DISTRIBUTION OF BENEFITS

(a) The Administrator, subject to the direction of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan as follows:

(1) All amounts in a Participant’s 401(k) Plan Transfer Account to which a Participant is entitled shall be distributable, at the Participant’s election (or the Beneficiary’s election in the case of the death of the Participant), in accordance with one or more of the following methods:

(A)	One lump-sum payment; or

(B)	Periodic installments over a period of time not longer than the life expectancy of the Participant or Beneficiary or the joint life expectancy of the Participant and his or her Beneficiary. No more than once each Plan Year, a Participant or Beneficiary who is receiving installment payments hereunder may elect to change the amount or frequency of the installment payments, including an election to receive the remaining balance due hereunder.

(2) If the distribution is on account of a Participant’s retirement after reaching his Early Retirement Date or Normal Retirement Date, or on account of his death or Total and Permanent Disability, the distribution of all amounts in a Participant’s ESOP Account to which a Participant is entitled shall be made, at the Participant’s election (or the Beneficiary’s election in the case of the death of the Participant), in accordance with one or more of the following methods:

(A) One lump-sum payment; or

(B) Periodic payments over a period certain in monthly, quarterly, semi-annual, or annual installments. The period over which such payment is to be made shall not extend beyond the earlier of the Participant’s life expectancy, the joint life expectancy of the Participant and his or her designated Beneficiary or the limited distribution period provided in Section 7.5(b).

(3) If the distribution is on account of a Participant’s termination of employment for any reason other than the Participant’s retirement after reaching his Early Retirement Date, Normal Retirement Date, death or Total and Permanent Disability, the distribution of all amounts in a Participant’s ESOP Account to which a Participant is entitled shall be made in payments over a period certain in monthly, quarterly, semi-annual or annual installments. The period over which such payment shall be made shall be the shorter of (A) the Participant’s life expectancy (or the life expectancy of the Participant and his designated Beneficiary) or (B) the limited distribution period provided for in Section 7.5(b).

(b) Except as provided in Sections 7.5(a)(1)(B), 7.5(a)(2)(B) or 7.5(a)(3), unless the Participant elects in writing a longer distribution period, distributions to a Participant or the Participant’s Beneficiary shall be in substantially equal annual installments over a period of five (5) years. In the case of a Participant with an account balance in excess of $800,000, the five (5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each $160,000 or fraction thereof by which such balance exceeds $800,000. These dollar limits shall be adjusted at the same time and in the same manner as provided in Code Section 415(d).

(c) Any distribution to a Participant who has a benefit which exceeds $1,000, shall require such Participant’s written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution commences prior to the time the benefit is “immediately distributable.” A benefit is “immediately distributable” if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant’s Normal Retirement Date or age 62. With regard to this required consent:

(1) The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions that are required under Section 7.5(p).

(2) Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the distribution commences.

(3) Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the distribution commences.

(4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Any such distribution may commence less than thirty (30) days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(d) Any part of a Participant’s benefit that is retained in the Plan after the Anniversary Date on which the Participant’s participation ends will continue to be treated as a Company Stock Account or an Other Investments Account as provided in Article IV. However, no such Account will be credited with any further Employer contributions or Forfeitures.

(e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant’s benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

(1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, except as provided in Section 7.5(e)(2)(C), distributions to the surviving spouse will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, except as provided in Section 7.5(e)(2)(C), distributions to the designated Beneficiary will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died.

(C)	Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 7.5(e)(2) and 7.5(h) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30th of the calendar year in which distribution would be required to begin under Section 7.5(e)(1), or by September 30th of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 7.5(e)(2) and 7.5(h).

(D)	If there is no designated Beneficiary as of September 30th of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(E)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.5(e)(2), other than Section 7.5(e)(2)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Section 7.5(e)(2) and Section 7.5(g), unless Section 7.5(e)(2)(E) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 7.5(e)(2)(E) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 7.5(e)(2)(A).

(3) Form of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 7.5(f)-(i).

(f) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(g) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 7.5(g) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(h) Death On or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30th of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(i) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. Except as provided in Section 7.5(g) if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 7.5(h).

(2) Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 7.5(e)(2) and 7.5(h) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30th of the calendar year in which distribution would be required to begin under Section 7.5(e)(1), or by September 30th of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 7.5(e)(2) and 7.5(h).

(3) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30th of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(4) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.5(e)(2)(A), this Section 7.5(i) will apply as if the surviving spouse were the Participant.

For purposes hereof, the following terms shall have the following meanings:

(j) Designated Beneficiary. The individual who is designated as the Beneficiary as defined in Section 1.7 of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(k) Distribution Calendar Year. A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.5(e)(1). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31st of that distribution calendar year.

(l) Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(m) Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(n) Required Beginning Date. A Participant’s Required Beginning Date is the April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a “five (5) percent owner” at anytime during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

(o) For purposes of this Section, the life expectancy of a Participant and a Participant’s spouse may, at the election of the Participant or the Participant’s spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant’s spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

(p) Except as limited by Sections 7.5 and 7.6, whenever the Trustee is to make a distribution or to commence a series of payments, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

(1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Date specified herein;

(2) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

(3) the date the Participant terminates his service with the Employer.

(q) If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant’s Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant’s Vested portion of the account will be equal to an amount (“X”) determined by the formula:

X equals P(AB plus D) - D

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution.

7.6 HOW PLAN BENEFIT WILL BE DISTRIBUTED

(a) Subject to the provisions of subparagraphs (b) and (c), distribution of a Participant’s Vested account balance shall be made in cash or Company Stock or both; provided, however, that assets in a Participant’s Other Investments Account can be distributed in cash or in kind; and provided further that if a Participant or Beneficiary so demands, such benefit shall be distributed solely in the form of Company Stock. Prior to making a distribution of benefits, and subject to the provisions of subparagraph (c) hereof, the Administrator shall advise the Participant or his Beneficiary, in writing of the right to demand that benefits be distributed solely in Company Stock.

(b) The Trustee will make distribution from the Trust only on instructions from the Administrator.

(c) Notwithstanding anything contained herein to the contrary, if (i) the Employer’s charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h)(2), or (ii) the Employer is an S corporation as defined in Section 1361 of the Code, then the Administrator shall distribute a Participant’s Account entirely in cash (or the assets from the Participant’s Other Investments Account) without granting the Participant the right to demand distribution in shares of Company Stock. In accordance with the provisions of Code Section 409(h)(2), the foregoing cash distribution can be accomplished, in the discretion of the Administrator, by a distribution of Company Stock subject to a requirement that the Company immediately repurchase such shares under a fair valuation formula as described in Code Section 409(h)(1)(B). Alternatively, cash in the Other Investments Account of other Participants in the Plan may be applied on a pro rata basis, as directed by the Administrator, to convert into cash the Company Stock held in the terminated Participant’s Account.

Provided, however, that if the Employer is an S corporation as defined in Section 1361 of the Code, any distributions of Company Stock in accordance with the provisions of Code Section 409(h)(1) (as described above) shall be limited in time, number and manner so as not to violate the eligible shareholder and maximum shareholder rules of Code Section 1361(b).

7.7 DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY

In the event a distribution is to be made to a minor or incompetent Beneficiary, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

7.8 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant’s attainment of age 62 or Normal Retirement Date, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. Notwithstanding the foregoing, if the value of a Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $5,000, then the amount distributable may, in the sole discretion of the Administrator, either be treated as a Forfeiture, or be paid directly to an individual retirement account described in Code Section 408(a) or individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Participant’s Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit that is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section or as an impermissible forfeiture under the Code.

7.9 SALE OF COMPANY STOCK AFTER DISTRIBUTION/PUT OPTION

The provisions of this Section shall apply to Company Stock distributed from the Plan that is not readily tradable on an established market.

(a) The Employer shall provide a “put option” to each Participant or Beneficiary receiving a distribution of Company Stock from the Plan. The put option shall permit the Participant or Beneficiary to sell such Company Stock at its fair market value, as determined by an independent appraiser as of the last preceding Valuation Date, to the Employer, at any time during the sixty (60) day period commencing on the date the Company Stock was distributed to the recipient. If not exercised within that period, the put option will temporarily lapse. As soon as reasonably practicable following the close of the Plan Year in which Company Stock was distributed to a Participant, the independent appraiser shall again determine the fair market value of the Company Stock as of the close of such preceding Plan Year, and each distributee who did not exercise the initial put option prior to its temporary lapse shall be notified of the revised value of the Company Stock. The time during which the put option may be exercised shall recommence on the date such notice is given and shall permanently terminate sixty (60) days thereafter. The Trustee, at the direction of the Administrator, may be permitted by the Employer to purchase Company Stock put to the Employer under a put option. At the option of the Employer or the Administrator, as the case may be, the payment for Company Stock purchased pursuant to a put option may be made in the following forms:

(i) if the Company Stock was distributed as part of a total distribution (that is, a distribution within one (1) taxable year of the balance to the credit of the Participant’s Account), then payments may be made in a lump sum or in substantially equal annual installments commencing within thirty (30) days from the date of the exercise of the put option and over a period not exceeding five (5) years, with interest payable at a reasonable rate (as determined by the Employer) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments; or

(ii) if a Participant or Beneficiary exercises a put option on a distribution of Company Stock made to him or her as part of an installment distribution, then the payment for such Company Stock shall be made no later than thirty (30) days after the exercise of such put option.

The Trustee, at the direction of the Administrator, may offer to purchase any shares of Company Stock (which are not sold pursuant to a put option) from any former Participant or Beneficiary at any time in the future, at their then fair market value.

(b) If any person or entity who is the holder of Company Stock distributed from the Plan that is not publicly traded, desires to sell all or any portion of said stock to a third party, he shall first offer, in writing, to sell said stock to the Trust and to the Employer, at the price and upon the terms set forth in a bona-fide written offer which the person or entity has received from the prospective third party purchaser. Such offer (by registered or certified mail addressed to the Trustees and Employer, as applicable) shall set forth the name and address of such purchaser, the offered price per share, and the cash down payment and terms governing the deferred portion of the purchase price, if any. The Trustee (at the direction of the Administrator) and the Employer shall have a period of fourteen (14) days from the receipt of such notice within which to elect to exercise the right to purchase all or any part of the securities offered for sale and shall do so by giving written notice to the seller of his election to purchase within the fourteen (14) day period. If the Trustee (at the direction of the Administrator) or Employer elects to purchase hereunder, the purchase price shall be payable in accordance with the terms specified in the offer of the prospective third party purchaser, provided, however, no part of the purchase price shall become payable sooner than forty-five (45) days after the date of said notice. If the Trustee (at the direction of the Administrator) elects to purchase only a portion of said securities, the Employer shall have the option to purchase the remainder of the securities as herein provided.

If the Trustee (at the direction of the Administrator or in the absence of a direction to purchase) and the Employer fail or decline to exercise the purchase options in whole or in part within the specified time, the seller may sell the unsold portion of the securities in accordance with the terms of the bona-fide third party offer, provided that the sale is made to the third party named in the notice of offer and is closed within fourteen (14) days after expiration of the option periods granted hereunder. Any securities not sold within the time specified in this paragraph or upon the terms of that specific bona-fide third party offer shall again be subject to the procedures outlined above in this Section, which shall be repeated prior to any subsequent sale.

This Section shall not apply to any transfer of Company Stock by the terms of the last will and testament of any person who receives the securities from the Trust Fund or to the transfer of the securities by applicable laws of descent and distribution, or by lifetime gift, provided, however, that the transferee under any such transfer, and the securities so transferred, shall remain subject to the terms of this Section regarding subsequent transfers of the securities.

No person or entity who is the holder of Company Stock described in this Section shall have the right to sell, transfer or otherwise dispose of said securities except as herein provided and all certificates representing said securities that are subject to this Section shall bear an appropriate legend referring to the transfer restrictions imposed herein. Each Participant, by his participation in this Plan, consents and agrees to be bound by all of the provisions of this Section, for himself, his successors, assigns, heirs and legal representatives.

Each Participant agrees that in no event will any securities received pursuant to this Plan be transferred except in compliance with applicable federal and state securities law.

(c) The provisions of this Section 7.9 shall continue to be applicable to shares of Company Stock even if the Plan ceases to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

7.10 NONTERMINABLE PROTECTIONS AND RIGHTS

No Company Stock, except as provided in Section 7.9, acquired with the proceeds of a loan described in Section 5.3 hereof may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of a loan described in Section 5.3 hereof is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.

7.11 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.” Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order,” even if the affected Participant has not incurred a Separation from Service and has not reached the “earliest retirement age” under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p).

ARTICLE VIII

TRUSTEE

8.1 BASIC RESPONSIBILITIES OF THE TRUSTEE

(a) The Trustee shall have the following categories of responsibilities:

(1) To invest, manage and control the Plan assets, subject, however, to the provisions of Article V.

(2) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants or, in the event of their death, to their Beneficiaries; or, in the event if a qualified domestic relations order, to the Alternate Payee; and

(3) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report pursuant to Section 8.7.

(b) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

8.2 INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

(a) Subject to the provisions of Article V, the Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments.

(b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

(c) The Trustee may from time to time transfer to a common, collective, pooled trust fund or money market fund maintained by any corporate Trustee or affiliate thereof hereunder, all or such part of the Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, pooled trust fund or money market fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts; and the Trustee may withdraw from such common, collective, pooled trust fund or money market fund all or such part of the Trust Fund as the Trustee, in its discretion, may deem advisable. The Trustee may also transfer any part of the Trust Fund intended for temporary investment of cash balances to a money market fund maintained by any corporate trustee or its affiliates.

(d) In the event the Trustee wishes to dispose of shares of Company Stock, or any part thereof, under circumstances which, in the opinion of counsel for the Trustee, require registration of the securities under the Securities Act of 1933 and/or qualification of the securities under the Blue Sky laws of any state or states, then the Employer at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

8.3 OTHER POWERS OF THE TRUSTEE

Subject to the provisions of Article V, the Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities:

(a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

(b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

(c) Subject to the provisions of Section 8.4, to vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

(d) To cause any securities or other property to be registered in the Trustee’s own name or in the name of one or more of the Trustee’s nominees, in a clearing corporation, in a depository, or in entry form or in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

(e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee may deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

(f) To keep such portion of the Trust Fund in cash or cash balances, as the Trustee, in its discretion shall determine, without liability for interest thereon;

(g) To accept and retain any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

(j) Subject to Article VI, to employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

(k) To apply for and procure from responsible insurance companies, as an investment of the Trust Fund, such annuity, or other Contracts (on the life of any Participant) as the Trustee shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

(l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest or in cash or cash balances without liability for interest thereon, including the specific authority to invest in any type of deposit of the Trustee (or of a financial institution related to a Trustee);

(m) To invest in Treasury Bills and other forms of United States government obligations;

(n) To invest in shares of investment companies registered under the Investment Company Act of 1940, including any fund advised by or offered through any corporate Trustee;

(o) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations including the specific authority to make deposit into any savings accounts or certificates of deposit of the Trustee (or a financial institution related to the Trustee);

(p) To vote Company Stock as provided in Section 8.4;

(q) To consent to or otherwise participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Company Stock or any other securities and to pay any assessments or charges in connection therewith;

(r) To deposit Company Stock (but only if such deposit does not violate the provisions of Section 8.4 hereof) or other securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby;

(s) To sell or exercise any options, subscription rights and conversion privileges and to make any payments incidental thereto;

(t) To exercise any of the powers of an owner, with respect to Company Stock and other securities or other property comprising the Trust Fund. The Administrator, with the Trustee’s approval, may authorize the Trustee to act on any administrative matter or class of matters with respect to which direction or instruction to the Trustee by the Administrator is called for hereunder without specific direction or other instruction from the Administrator;

(u) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

(v) To appoint a nonfiduciary agent or agents to assist the Trustee in carrying out any investment instructions, and to compensate such agent(s) from the assets of the Plan, to the extent not paid by the Employer;

(w) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

8.4 VOTING COMPANY STOCK

Except as otherwise provided in this Section 8.4, the Trustee shall vote all Company Stock held by it as part of the Plan assets at such time and in such manner as the Administrator shall direct, subject to the Trustee’s fiduciary duties under ERISA. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. If the Administrator fails or refuses to give the Trustee timely instructions as to how to vote any Company Stock as to which the Trustee otherwise has the right to vote, the Trustee shall exercise its power to vote such Company Stock.

Notwithstanding the foregoing, if the Employer has a registration-type class of securities, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. For purposes of this Section the term “registration-type class of securities” means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

If the Employer does not have a registration-type class of securities, each Participant or Beneficiary in the Plan may be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares, as required for shareholders under the state law in which the Employer is organized, with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations; but only to the extent required by Code Sections 401(a)(22) and 409(e)(3) and the Regulations thereunder. The Administrator shall have the sole responsibility for determining when a corporate matter has arisen that involves the voting of Company Stock under this provisions and shall provide to the Trustee a certification of its determination and the basis therefore. If a Participant or Beneficiary is so entitled to direct the Trustee, all allocated Company Stock as to which such instructions have been received (which may include an instruction to abstain) shall be voted by the Trustee in accordance with such instructions, provided that the Trustee may vote the shares as it determines is reasonably necessary to fulfill its fiduciary duties under ERISA. The Trustee shall vote any unallocated Company Stock in the Trust and any allocated Company Stock as to which no voting instructions have been received, in accordance with the Administrator’s direction, subject to the Trustee’s fiduciary duties under ERISA

If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

8.5 DUTIES OF THE TRUSTEE REGARDING PAYMENTS

At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

8.6 TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES

The Trustee shall be paid such reasonable compensation as set forth in the Trustee’s fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by the Employer and the Trustee. However, an individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

8.7 ANNUAL REPORT OF THE TRUSTEE

(a) Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer contribution for each Plan Year, the Trustee, or its agent, shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

(1) the net income, or loss, of the Trust Fund;

(2) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

(3) the increase, or decrease, in the value of the Trust Fund;

(4) all payments and distributions made from the Trust Fund; and

(5) such further information as the Trustee and/or Administrator deems appropriate.

(b) The Employer, promptly upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding on the Employer, the Administrator and the Trustee as to all matters contained in the statement to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer, the Administrator and all persons having or claiming an interest in the Plan were parties. However, nothing contained in this Section shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

8.8 AUDIT

(a) If an audit of the Plan’s records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of the audit setting forth the accountant’s opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan’s annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.

(b) All auditing and accounting fees shall be an expense of and may, at the election of the Employer, be paid from the Trust Fund.

(c) If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated, supervised, and subject to periodic examination by a state or federal agency, then it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

8.9 RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

(a) Unless otherwise agreed to by both the Trustee and the Employer, a Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of resignation.

(b) Unless otherwise agreed to by both the Trustee and the Employer, the Employer may remove a Trustee at any time by delivering to the Trustee, at least thirty (30) days before its effective date, a written notice of such Trustee’s removal.

(c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

(d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been named as Trustee herein immediately upon the death, resignation, incapacity, or removal of the predecessor.

(e) Whenever any Trustee hereunder ceases to serve as such, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which the individual or entity served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 8.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 8.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 8.7 shall have the same effect upon the statement as the Employer’s approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 8.7 and this subparagraph.

8.10 TRANSFER OF INTEREST

Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of a Participant to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant’s new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

8.11 DIRECT ROLLOVER

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a “distributee’s” election under this Section, a “distributee” may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an “eligible rollover distribution” that is equal to at least $500 paid directly to an “eligible retirement plan” specified by the “distributee” in a “direct rollover.”

(b) For purposes of this Section the following definitions shall apply:

(1) An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the “distributee,” except that an “eligible rollover distribution” does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the “distributee” or the joint lives (or joint life expectancies) of the “distributee” and the “distributee’s” designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship; and any other distribution that is reasonably expected to total less than $200 during a year.

(2) An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Code Section 401(a), that accepts the “distributee’s” “eligible rollover distribution.”

(3) A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are “distributees” with regard to the interest of the spouse or former spouse.

(4) A “direct rollover” is a payment by the Plan to the “eligible retirement plan” specified by the “distributee.”

ARTICLE IX

AMENDMENT, TERMINATION AND MERGERS

9.1 AMENDMENT

(a) The Employer shall have the right at any time to amend this Plan subject to the limitations of this Section. However, any amendment that affects the rights, duties or responsibilities of the Trustee or Administrator, may only be made with the Trustee’s or Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

(b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(c) Except as permitted by Regulations (including Regulation Section 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 411(d)(6) protected benefits” which results in a further restriction on such benefit unless such “Section 411(d)(6) protected benefits” are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. “Section 411(d)(6) protected benefits” are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit. A Plan amendment that eliminates or restricts the ability of a Participant to receive payment of the Participant’s interest in the Plan under a particular optional form of benefit will be permissible if the amendment satisfies the conditions in (1) and (2) below:

(1) The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

(2) The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an annuity starting date earlier than the earlier of: (i) the ninetieth (90th) day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the Act requirements at 29 CFR 2520.104b-3 (relating to a summary of material modifications) or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

In addition, no such amendment shall have the effect of terminating the protections and rights set forth in Section 7.12, unless such termination shall then be permitted under the applicable provisions of the Code and Regulations; such a termination is currently expressly prohibited by Regulation 54.4975-11(a)(3)(ii).

9.2 TERMINATION

(a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants’ Accounts shall become 100% Vested as provided in Section 7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts, including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

(b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner that is consistent with and satisfies the provisions of Sections 7.5 and 7.6. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of “Section 411(d)(6) protected benefits” in accordance with Section 9.1(c).

9.3 MERGER OR CONSOLIDATION

This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and, except as permitted by the Regulations, such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any “Section 411(d)(6) protected benefits” in accordance with Section 9.1(c).

ARTICLE X

TOP HEAVY

10.1 TOP HEAVY PLAN REQUIREMENTS

For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) and the special minimum allocation requirements of Code Section 416(c) pursuant to Article IV. For purposes of satisfying the minimum allocation requirements of Code Section 416(c), Employer matching contributions under this Plan or any other plan of the Employer (if the Plan provides that the minimum contribution requirements shall be met in another plan) shall be taken into account.

10.2 DETERMINATION OF TOP HEAVY STATUS

(a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant’s Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

(b) Aggregate Account: A Participant’s Aggregate Account as of the Determination Date is the sum of:

(1) the Participant’s Account balances as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

(2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

(3) any Plan distributions made within the Plan Year that includes the Determination Date or within the 1-year period ending on the Determination Date. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant’s Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan, which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant’s account balance because of death shall be treated as a distribution for the purposes of this paragraph. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period” above.

(4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant’s Aggregate Account balance.

(5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant’s Aggregate Account balance.

(6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

(c) “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

(d) “Determination Date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(e) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

(f) “Top Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

(1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

exceeds sixty percent (60%) of a similar sum determined for all Participants.

ARTICLE XI

MISCELLANEOUS

11.1 PARTICIPANT’S RIGHTS

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

11.2 ALIENATION

(a) Subject to the exceptions provided below, and as otherwise permitted by the Code and Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant’s Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b) Subsection (a) shall not apply as provided by federal law to federal income tax liens and to a “qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(c) Subsection (a) shall not apply to an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into in accordance with Code Sections 401(a)(13)(C) and (D).

11.3 CONSTRUCTION OF PLAN

This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the State of Iowa, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

11.4 GENDER AND NUMBER

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

11.5 LEGAL ACTION

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

11.6 PROHIBITION AGAINST DIVERSION OF FUNDS

(a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

(b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excessive contribution may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(c) Notwithstanding any provisions to the contrary, except Sections 3.5, 3.6, and any minimum contributions required by Article IV, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such nondeductible contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the nondeductible contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

11.7 EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE

The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

11.8 INSURER’S PROTECTIVE CLAUSE

Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

11.9 RECEIPT AND RELEASE FOR PAYMENTS

Any payment to any Participant, the Participant’s legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

11.10 ACTION BY THE EMPLOYER

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

11.11 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The “named Fiduciaries” of this Plan are (1) the Employer, if and only to the extent any fiduciary functions are allocated to it hereunder, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan or as accepted by or assigned to them pursuant to any procedure provided under the Plan, including but not limited to any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, unless otherwise indicated herein or pursuant to such agreements, the Employer shall have the duties specified in Article II hereof, as the same may be allocated or delegated thereunder, including but not limited to the responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method”; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the responsibility for the administration of the Plan, including but not limited to the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Trustee shall have the responsibility of holding and managing the assets held under the Trust, except to the extent directed pursuant to Article II, Article V or Article VIII or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan and any agreement with the Trustee. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the “named Fiduciaries” shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

11.12 HEADINGS

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

11.13 APPROVAL BY INTERNAL REVENUE SERVICE

Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner’s delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

11.14 UNIFORMITY

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

11.15 SECURITIES AND EXCHANGE COMMISSION APPROVAL

The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

ARTICLE XII

PARTICIPATING EMPLOYERS

12.1 ADOPTION BY OTHER EMPLOYERS

Notwithstanding anything herein to the contrary, with the consent of the Employer, any other corporation or entity, which is an Affiliated Employer may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

12.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS

(a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

(b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

(c) Any expenses of the Plan that are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

12.3 DESIGNATION OF AGENT

Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word “Employer” shall be deemed to include each Participating Employer as related to its adoption of the Plan.

12.4 EMPLOYEE TRANSFERS

In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the

Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

12.5 PARTICIPATING EMPLOYER CONTRIBUTIONS

Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated only among those Participants of the Employer or Participating Employer making the contribution or which employed the forfeiting Participant. However, if the contribution is made, or the forfeiting Participant was employed, by an Affiliated Employer, in which event such contribution or Forfeiture shall be allocated among all Participants of all Participating Employers who are Affiliated Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee may keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Participating Employer shall immediately notify the Trustee thereof.

12.6 AMENDMENT

Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

12.7 DISCONTINUANCE OF PARTICIPATION

Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any “Section 411(d)(6) protected benefits” as described in Section 9.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

12.8 ADMINISTRATOR’S AUTHORITY

The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

IN WITNESS WHEREOF, this Plan has been executed as of the day and year first above written.

FCSTONE GROUP, INC.

By
EMPLOYER

GOLD TRUST COMPANY

By
TRUSTEE